UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2020

PetMed Express, Inc. (Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Congress Avenue, Delray Beach, FL 33445
(Address of principal executive offices) (Zip Code)

(561) 526-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 10, 2020, the Board of Directors of PetMed Express, Inc. (the “Company”) adopted and approved, based on the recommendation of each of the Audit and Corporate Governance and Nominating committees, non-substantive amendments to the Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company (the “Code”). The existing Code was refreshed and updated to enhance and clarify Company personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve its clarity as to how to address ethical issues that may arise. The foregoing summary is qualified in its entirety by the full text of the amended and restated Code of Business Conduct and Ethics, effective June 10, 2020, which is attached hereto as Exhibit 14.1, and is incorporated herein by reference. The Code will be posted in the “PetMeds Investors” section of the Company’s website, www.1800petmeds.com, under Corporate Governance as soon as practicable.

Item 8.01   Other Events.

On June 10, 2020, the Board of Directors adopted and approved, based on the recommendation of each of the Audit, Compensation, and Corporate Governance and Nominating committees, non-substantive amendments to the Audit Committee Charter, Compensation Committee Charter and the Corporate Governance and Nominating Committee Charter which refresh and update to enhance and clarify the charters. The amended and restated Audit Committee Charter, Compensation Committee Charter and Corporate Governance and Nominating Committee Charter, effective June 10, 2020, are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference. Each amended and restated charter will be posted in the “PetMeds Investors” section of the Company’s website, www.1800petmeds.com, under Corporate Governance as soon as practicable.

On June 10, 2020, the Board of Directors adopted and approved, based on the recommendation of the Corporate Governance and Nominating Committee, amendments to the Corporate Governance Guidelines (“Guidelines”) which refresh and update to enhance and clarify the Guidelines. The amended and restated Corporate Governance Guidelines, effective June 10, 2020, is attached hereto as Exhibits 99.4, and is incorporated herein by reference. The Guidelines will be posted in the “PetMeds Investors” section of the Company’s website, www.1800petmeds.com, under Corporate Governance as soon as practicable.

On June 10, 2020, the Board of Directors adopted and approved amendments to the Related Party Transaction Policies and Procedures to refresh and update to enhance and clarify the policy, which policy covers transactions or series of transactions in which the Company or any subsidiary participates and a “Related Party” (as defined in the policy) has or will have a direct or indirect material interest. The amended and restated Related Party Transaction Policies and Procedures, which supplements the provisions in the Company’s Code of Business Conduct and Ethics concerning potential conflict of interest situations, is attached hereto as Exhibit 99.5.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

14.1	PetMed Express, Inc. Code of Business Conduct and Ethics
99.1	PetMed Express, Inc. Audit Committee Charter
99.2	PetMed Express, Inc. Compensation Committee Charter
99.3	PetMed Express, Inc. Corporate Governance and Nominating Committee Charter
99.4	PetMed Express, Inc. Corporate Governance Guidelines
99.5	PetMed Express, Inc. Related Party Transaction Policies and Procedures

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2020

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

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